CERTIFICATIONS	EXHIBIT 31 (i)

I, Thomas J. Wilson, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of The Allstate Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 1, 2012

/s/ Thomas J. Wilson
Thomas J. Wilson
Chairman of the Board,
President and Chief Executive Officer

CERTIFICATIONS	EXHIBIT 31 (i)

I, Steven E. Shebik, certify that:

1. I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q/A of The Allstate Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 1, 2012

/s/ Steven E. Shebik
Steven E. Shebik
Executive Vice President and Chief Financial Officer